SECOND AMENDMENT TO
             STOCK PURCHASE AND REDEMPTION AGREEMENT

     THIS SECOND AMENDMENT TO STOCK PURCHASE AND REDEMPTION AGREEMENT ("Second Amendment"), dated as of this ____ day of May, 1993, is by and between Summit Casinos International, Inc. (formerly named Golden Eagle Casinos International), a Nevada corporation ("Summit") and International Game Technology, a Nevada corporation ("IGT") with reference to that certain Stock Purchase and Redemption Agreement, dated as of the fourth day of December, 1992, by and between Summit and IGT, as amended by a First Amendment to Stock Purchase and Redemption Agreement, dated as of March __, 1993 (the "Agreement"). Except as otherwise defined herein, capitalized terms used herein without definition have the meanings ascribed to them in the Agreement.

RECITALS:

A. On March 30, 1993, Golden Eagle Casinos International filed a Certificate of Amendment to its Articles of Incorporation changing its name to Summit Casinos International, Inc.

B. In view of changed circumstances relating to King's Casino Limited, the parties desire to adjust the purchase price for the Common Stock of CMS by reducing the principal amount of the note (currently referred to in the Agreement as the "Golden Eagle Note") to be made by Summit to IGT at closing as provided herein and to make provision regarding certain dividends of King's Casino Limited.

C. The parties desire, to amend Section 10 of the Agreement to reflect the understanding of the parties regarding repayment of that certain Equipment Financing Agreement and Revolving Note, pursuant to the terms of the CMS/IGT Substituted Note.

     In consideration of the mutual covenants contained herein, the parties agree as follows:

1. Name Change. Each and every reference in the Agreement to Golden Eagle and Golden Eagle Casinos International, respectively, is hereby deleted and replaced by a reference to Summit and Summit Casinos International, Inc. respectively.

2. Ownership of Summit. Notwithstanding anything to the contrary in the Agreement, including the provisions of Section 2.2 of the Agreement, IGT hereby agrees that the shares of Summit may be contributed by RHE Trust to Summit Riverboat Casinos, Inc. whether such contribution is effected prior to or following the closing of the Purchase Agreement.

3. Reduction of Purchase Price. The parties agree that the purchase price for the Common Stock of CMS shall be reduced by reducing the principal balance of the Summit Note (formerly the Golden Eagle Note) from two million eight hundred forty-two thousand five hundred twenty-nine dollars ($2,842,529.00) to two million forty-two thousand five hundred twenty-nine dollars ($2,042,529.00). The parties agree that each and every reference in the Agreement to the principal amount of the Summit Note shall be changed in accordance with the reduction of the principal balance as set forth in the preceding sentence. Notwithstanding anything to the contrary in the Agreement, the parties agree that any and all dividends or other distribution paid or payable by Kings Casino, Limited from the date of the Agreement through the closing of the Agreement shall be paid to CMS and shall be held by CMS subject to the terms of the Stock Pledge Agreement. Summit hereby waives any objection that Summit might otherwise have under the Agreement relating to a change of condition of King's Casino Limited, including without limitation, objection pursuant to
Section 8.7 of the Agreement.

4. Equipment Revolving Note. Section 10 of the Agreement is hereby amended to read in its entirety as follows:

     "10. CMS/IGT Substituted Note. At closing, IGT agrees to cause CMS to make, and IGT shall accept, a promissory note in the form attached as Exhibit "Q" (the "CMS/IGT Substituted Note") made in substitution and replacement of (1) that certain Second Consolidated Note made by CMS to IGT pursuant to that certain Note Purchase and Consolidation Agreement, dated as of April 30, 1992, among IGT, IGT, a Nevada corporation, and CMS and (2) that certain Equipment Financing Agreement and Revolving Note, dated April 30, 1992, between IGT and CMS. The CMS/IGT Substituted Note shall be secured pursuant to the Stock Pledge Agreement set forth as Exhibit "P."

5. Confirmation. Except as amended by this Second Amendment, all of the other provisions of the Agreement shall continue in full force and effect without modification.

     IN WITNESS WHEREOF, this Second Amendment has been executed by Summit and IGT as of the date first above written.

IGT:                     INTERNATIONAL GAME TECHNOLOGY



                         By__________________________________
                           John J. Russell, President

SUMMIT:                  SUMMIT CASINOS INTERNATIONAL, INC.



                         By__________________________________
                           Roger H. Elton, President